                                                                     Exhibit 2.2

                               ARTICLES OF MERGER

         Pursuant to the provisions of the Nevada General Corporation Laws, Union Financial Services, Inc. hereby certifies the following:

         1. Union Financial Services, Inc., a Nevada corporation, as a constituent entity, and National Education Loan Network, Inc., a Nevada corporation, as a constituent entity, are hereby merged and that the above named Union Financial Services, Inc. is the surviving corporation pursuant to the Plan of Reorganization, Plan of Merger and Merger Agreement dated as of October 14,1999 (the "Plan of Merger").

         2. The Board of Directors of Union Financial Services, Inc., by an Action by Unanimous Written Consent of the Board of Directors dated as of October 14, 1999, approved, ratified and adopted the Plan of Merger set forth in these articles.

         3. The Board of Directors of National Education Loan Network, Inc., by an Action by Unanimous Written Consent of the Board of Directors dated as of October 14, 1999, approved, ratified and adopted the Plan of Merger set forth in these articles.

         4. Approval of the owners of Union Financial Services, Inc., as parent, was not required under Section 92A.130 of the Nevada Revised Statutes.

         5. The Plan of Merger was unanimously approved by Union Financial Services, Inc., being the sole shareholder of National Education Loan Network, Inc. in an action by written consent of the said sole shareholder dated as of October 14,1999. Said sole shareholder voted all 1,000 shares of National Education Loan Network, Inc. common stock which are issued and outstanding in favor of adoption of the Plan of Merger.

         6. There is no amendment to the Articles of Incorporation of Union Financial Services, Inc., as surviving corporation.

         7. The complete executed Plan of Merger is on file at the place of business of Union Financial Services, Inc. at 121 S. 13th Street, Suite 301, Lincoln, NE 68506, Attention: Don Bouc.

         IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                                           Union Financial Services, Inc.

                                           By: /s/ Stephen F. Butterfield
                                               ---------------------------------
                                               Stephen F. Butterfield, President

                                                      [STAMP]

By: /s/ Michael S. Dunlap
    ----------------------------
    Michael S. Dunlap, Secretary

         IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                                           National Education Loan Network, Inc.

                                       By: /s/ Don Bouc
                                           -------------------------------------
                                           Don Bouc, President

By: /s/ Don Bouc
    ----------------
    Don Bouc, Secretary

STATE OF NEBRASKA      )
                       )  ss.
COUNTY OF LANCASTER)

         I, Eleanor Jean Dier, a Notary Public, do hereby certify that on the 14th day of October, 1999, personally appeared before me Don Bouc, who being by me first duly sworn, declared that he is the President of National Education Loan Network, Inc., that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

                                           Eleanor Jean Dier
                                           -------------------------------------
[STAMP]                                    Notary Public

My Commission Expires:

7 - 25 - 2002

                                       2